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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 4, 2002
                                                          ---------------




                       UNITED DOMINION REALTY TRUST, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Virginia                      1-10524                  54-0857512
--------------------------------  ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation of organization)                              Identification No.)



                 400 East Cary Street, Richmond, Virginia 23219
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               (Address of principal executive offices - zip code)



                                 (804) 780-2691
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               Registrant's telephone number, including area code




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ITEM 5.  OTHER EVENTS

On January 4, 2002, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing the purchase of Credit Suisse First Boston's 75% interest in a joint venture between United Dominion Realty Trust and CSFB. The following is a summary of United Dominion Realty Trust, Inc.'s Press Release:


                          UNITED DOMINION REALTY TRUST
                ANNOUNCES PURCHASE OF THREE APARTMENT COMMUNITIES

RICHMOND, Virginia (January 4, 2002) United Dominion Realty Trust, Inc. (NYSE:
UDR) announces the purchase of Credit Suisse First Boston's 75% interest in three newly completed apartment communities from UDR JV, LLC, a joint venture between United Dominion Realty Trust and CSFB for approximately $46 million at a cap rate of 8.7% based upon the projected net operating income over the next twelve months less recurring capital expenditures of $170 per apartment home. The three communities are The Mandolin, 308 units in Euless, Texas, The Meridian, 250 units in Carrollton, Texas and Sierra Canyon, 236 units located in Phoenix, Arizona and have an aggregate cost of $77,250 per unit. These properties have been constructed with features that include sunrooms, garden tubs, nine-foot ceilings, crown molding, resort-style pools, fitness centers, gated entrances, garages and putting greens. The average rent for these communities is $900 per month or $.90 per square foot and are 97% leased. "We are pleased to be able to now own 100% of these newly completed properties that were constructed by United Dominion's development group working on behalf of the joint venture and are located in markets in which we have management efficiencies." said W. Mark Wallis, Sr. Executive Vice President.

United Dominion is one of the country's largest multifamily real estate investment trusts owning and operating apartment communities nationwide. The Company currently owns all or an interest in approximately 76,000 apartment homes and is the developer for over 800 homes under construction. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.




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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              UNITED DOMINION REALTY TRUST, INC.



Date:  January 4, 2002                        /s/ Christopher D. Genry
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                                              Christopher D. Genry
                                              Executive Vice President and
                                                        Chief Financial Officer


Date:  January 4, 2002                        /s/ Scott A. Shanaberger
     -----------------                        ----------------------------------
                                              Scott A. Shanaberger
                                              Vice President and
                                                        Chief Accounting Officer

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